UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of report (Date of earliest event reported) April 26, 2007



                           Navigant Consulting, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


       Delaware                     001-12173                 36-4094854
    (State of Other                 Commission               (IRS Employer
     Jurisdiction                   File Number            Identification No.)
   of Incorporation)



                       615 North Wabash, Chicago, IL 60611
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's Telephone number, including area code (312) 573-5600

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[X] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240 13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Navigant Consulting, Inc. has reported its first quarter 2007 results of operations. The Company's press release dated April 26, 2007 announcing the results for the first quarter 2007 is attached hereto as Exhibit 99.1.

Item 8.01 Other

On April 26, 2007 we issued a press release which, among other things, announced that our board of directors approved a $300 million share repurchase program authority and that we intend to utilize the majority of this authorization to conduct a "Dutch Auction" tender offer to purchase $200 million to $250 million of our common shares. In addition, the press release announced that we are in the process of increasing the Company's unsecured multi-bank credit facility from $200 million to $450 million, and extending the maturity to five years. A copy of this press release is furnished as part of this current report on Form 8-K as exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release dated April 26, 2007.



                                   SIGNATURES



         Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           Navigant Consulting, Inc.
                                           -------------------------

Date: April 26, 2007

                                           By:      /s/ Ben W. Perks
                                                    ----------------------------
                                           Name:    Ben W. Perks
                                           Title:   Executive Vice President and
                                                    Chief Financial Officer